English Translation

Product Manufacture and Purchase Agreement

Serial Number: CG-TA-160127

Party A: Guangdong Gewang Biotechnology Co., Ltd.

Party B: Taian Zhishengtang Ganoderma Co., Ltd.

Party C: Shandong Academy of Agricultural Sciences

Party B is a manufacturer specializing in the production of health products, and Party C is the owner of the “selenium-ganoderma capsule” formula. Party A and Party C signed a Licensing Agreement in accordance with the Contract Law of People’s Republic of China and related laws and regulations, which exclusively permits Party A to use the “selenium-ganoderma capsule” formula. According to the above agreement content, after approved by Party C, Party A cooperates with the manufacturer designated by Party C, namely Party B, hence Party A and Party B reach consensus with respect to the relevant matters of production and purchase of selenium- ganoderma capsule and sign the following agreement terms to abide by.

I. Cooperation Contents

Party B produces products according to the formula provided by Party A, and Party A labels its owned registered trademark to the product. Party A shall supervise Party B’s entire production process with an appointed staff. Party A purchases products from Party B through purchasing order (see appendix) and pays the purchase expenses.

II. Cooperation Term

The cooperation term between Party A and Party B is five years and shall be effective as of the date of signing of this contract.

III. Time of Delivery and Method of Transportation

Party B shall arrange delivery within 20 days after receiving the purchasing order (in duplicate). Party A selects method of transportation and bears the freight and delivers the goods to the agreed address in the purchasing order.

IV. Confirmation of Receipt

Party B shall send the invoice and signed purchasing order with delivery date and to Party A for confirmation after delivering according to agreement.

V. Payment for Goods and Settlement

Party A shall pay in full within 20 days after receiving the invoice and purchasing order that Party B sent (when there is holidays the time shall be postponed). The product’s unit price and full amount is subject to the arrangement of the purchasing order.

VI． Rights and Obligations of Party A

1. Party A has the right to require Party B to provide the valid qualifications and certifications needed for producing health care products.

2. Party A has the right to require Party B to label Party A’s registered trademark on the products produced by Party B.

3. Party A has the right to arrange personnel to Party B’s production base for the supervision of production.

4. Party A shall settle the payment for Party B on schedule strictly upon stipulations of the agreement, and Party A shall undertake the corresponding responsibilities for breaching the contract if Party A does not perform the obligations according to the agreement.

VII. Duties and Obligations of Party B

1. Party B shall deliver the goods to the designated place as appointed.

2. Party B shall print Party A’s registered trademarks on the products provided for Party A.

3. Party B shall ensure that the product packaging conforms to the national regulations and ensure the security of transportation of products.

4. Party B shall accept the technical guidance and production supervision of the professionals of Party A.

5. The products provided by Party B shall conform to the quality requirements agreed by two parties and ensure the conformance to the state or local food hygienic standard.

6. Party B has the confidential obligation to the formulas obtained.

VIII. Liability for Breach of Contract

1. After the signing of this agreement, both Parties shall comply with the principle of equality and sincerity and perform their own duties as agreed in the agreement. Any party who fail to perform this agreement or fail to meet the obligations stipulated in performing this agreement shall take liability for breach of contract and compensate all the actual losses therefore suffered by observant party.

2. Party B shall assume the liability of compensation for the economic losses of Party A due to products’ quality problem.

3. Party B shall change the goods in time and bear the cost for changing goods if the goods provided by Party B could not meet the standard agreed by both parties.

4. Should Party B delay the goods delivery without justified reasons, leading to Party A’s sales losses, the actual amount of which shall be borne by Party B.

5. During the cooperation period, any Party arbitrarily terminating the cooperation without any justified reasons shall be responsible for the actual loss therefore brought to the other party.

6. If Party B violates the confidentiality obligation stipulated herein, Party B shall be liable for breach of this agreement.

IX．Exception Clause

In the events that force majeure(such as flood，drought，disruption of railway and earthquake) and other factors lead to failure of performance or failure of performance of obligations in a complete manner under this agreement, the Party who suffers from force majeure shall timely provide the corresponding evidence to the other Party. The agreement could be performed in an extended period, or partly performed, or not perform as per the resolution after common discussion (or judged by relevant competent authorities) by both Parties, meanwhile, the two Parties could be exempted from undertaking the whole or part responsibilities for breach of contract pursuant to actual circumstances.

X. Disputes Settlement

In the event that any disputes arising in the process of performing the agreement, both Parties shall negotiate with each other based on the principles of long-term cooperation and jointly seeking for development; if it fails, both Parties could apply for conciliation; if it fails, too, either Party is entitled to file a suit to a People’s Court where Party A locates.

XI. Termination and Discharge of the Contract

1. The agreement would automatically terminate when it expires, except the situation that both parties agree to extend in writing.

2. If one party violates any terms of the contract, the other party has the right to terminate this contract.

3. If one party suffered from bankruptcy, liquidation, dissolution or being listed as dishonored account by the bank, the other party has the right to terminate this contract.

XII.Miscellaneous

1. The contract shall be effective as of the date of signing and seal by both parties. The contract is made in duplicates and each party holds one counterpart with the same legal effect.

2. The contract shall not be changed without the mutual agreement of both parties; as for the matters not mentioned herein, a supplemental agreement could be signed by both parties as the supplement of the contract.

Party A: Guangdong Ge wang Biotechnology Co., Ltd.

Signature and seal: Shili ZHANG

Party B: Taian Zhishengtang Ganoderma Co., Ltd.

Signature and seal:

Party C: Shandong Academy of Agricultural Sciences

Signature and seal: Fu XU

Date: January 27, 2016

purchasing order

Purchasing party：Guangdong Ge wang Biotechnology Shares Co., Ltd. (Party A)

Supplying party：Taian Zhishengtang Ganoderma Co., Ltd. (Party B)

In accordance with the agreement in Product Manufacture and Purchase Agreement(number：CG-YS-160127), Party B delivers its goods according to the agreement in this indent.

The serial number of transaction	Name	Trademark	Unit price	Quantity	Amount（yuan）	Shipping address	Contact person	Contact number
1
2
3
5
6
Total：
Date of purchasing order：
Delivery time of Party B(signature and seal)